Exhibit 4.3

THE DISTRIBUTION OF THIS DEBENTURE BY THE COMPANY HAS BEEN MADE ON A PRIVATE PLACEMENT BASIS. ACCORDINGLY, ANY RESALE OF THIS DEBENTURE MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM THE PROSPECTUS OR REGISTRATION REQUIREMENTS OF APPLICABLE SECURITIES LAWS, WHICH VARY DEPENDING ON THE HOLDER'S JURISDICTION OF RESIDENCE. UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS DEBENTURE SHALL NOT TRADE THE SECURITIES BEFORE THE EXPIRATION OF TWELVE MONTHS FROM THE DATE HEREOF. HOLDERS ARE ADVISED TO SEEK LEGAL ADVICE PRIOR TO ANY RESALE OF THIS DEBENTURE.

THIS DEBENTURE MAY NOT BE TRANSFERRED, OFFERED, SOLD, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND ANY APPLICABLE STATE SECURITIES AND "BLUE SKY" LAWS OR (B) IN A TRANSACTION EXEMPT FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY SIMILAR REGISTRATION REQUIREMENTS UNDER SUCH STATE SECURITIES OR "BLUE SKY" LAWS.

                          CONVERTIBLE SECURED DEBENTURE
US$
   --------

          INTERNATIONAL PURSUIT CORPORATION, a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), the principal office of which is located at 175 Bloor Street East North Tower, Suite 710, Toronto, Ontario M4W, 3R8, for value received hereby promises to pay to , or its registered assigns, without interest, the sum of UNITED STATES DOLLARS (US$), at any time from and after July 31, 2002 upon demand (the "Maturity Date"). Payment for all amounts due hereunder shall be made by wire transfer to the registered address of the Holder. The Company shall pay to the Holder, when due, all principal and other sums due under this Debenture, if any, in money of the United States of America that is, at the time of payment, legal tender for payment of public and private debts. This Convertible Secured Debenture (the "Debenture") is one of the debentures (the "Debentures") issued pursuant to those certain Debenture Purchase Agreements entered into by the Holder hereof (as well as certain other holders of Debentures) with the Company. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement (as defined below).

          1.   Definitions.  As  used  in  this  Debenture, the following terms,
               -----------
unless  the  context  otherwise  requires,  have  the  following  meanings:

          (i)  "Apollo"  means  Apollo  Gold  Corporation.

          (ii) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Debenture by business combination or permitted transfers.

          (iii) "Heads of Agreement" means the Heads of Agreement dated as of March 8, 2002 between the Company, Nevoro and BMO Nesbitt Burns Inc. (iv) "Holder" when the context refers to a holder of this Debenture, shall mean any person who shall at the time be the registered holder of this Debenture.

          (v)  "Nevoro"  means  Nevoro  Gold  Corporation.

          (vi) "Plan of Arrangement Transaction" shall mean the court approved reorganization of the Company contemplated in the Heads of Agreement.

          2.   Events of Default. If any of the events specified in this Section
               ------------------
2 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Debenture may, so long as such condition exists, declare all principal immediately due and payable, by notice in writing to the Company:

          (i) default by the Company in the payment of the principal when due and payable;

          (ii) the Company, Nevoro or Apollo or any of their respective subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences  a  voluntary  case  or  proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;

          (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law:

               (A) for relief against the Company, Nevoro or Apollo or any of their subsidiaries in an involuntary case or proceeding,

               (B) appointing a Custodian of the Company, Nevoro or Apollo for all or substantially all of its property, or

               (C)  ordering  the  liquidation of the Company, Nevoro or Apollo.

and the order or decree remains unstayed and in effect for 90 days (the term "Bankruptcy Law" means Title 11 U.S. Code or any similar U.S. Federal or State law, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) or any similar non-U.S. or non-Canadian national, provincial or local law for the relief of debtors and the term "Custodian" means any receiver, trustee, liquidator or similar official under any Bankruptcy Law);

          (iv) the winding up, for any reason, of the Company, Nevoro or Apollo;

          (v) the waiver, amendment or non-fulfillment of any provision of the Heads of Agreement or the Escrow Agreement by any of the parties thereto;

          (vi) the sale or disposition by the Company, Nevoro or Apollo of any or all of their assets;

          (vii) the incurring of any indebtedness by the Company (other than (i) the indebtedness incurred pursuant to this Debenture, or (ii) the loan from the Company to fund the purchase of all of the shares of Apollo) or the making of any investments by the Company (other than (i) the loan to Nevoro, or (ii) the purchase of all of the shares of Apollo);

          (viii) if any security interests, mortgages, liens, claims, charges, licenses, leases, infringements by third parties, encumbrances or other adverse claims or interests (collectively, "Encumbrances") affecting the assets of any of the Company, Novoro or Apollo becomes enforceable against such assets; or

          (ix) breach  by  the  Company  of its covenant in the last sentence of
     Section  3.1  hereof.

          The Company acknowledges and agrees that all payments due and remedies available upon an Event of Default are reasonable and not a penalty.

          3.   Conversion;  Prepayment.
               -----------------------

          3.1  Mandatory  Conversion.  Upon  (i)  the  consummation of a Plan of
               ---------------------
Arrangement Transaction or (ii) at any time at the option of the Holder hereof, the entire principal amount of this Debenture shall be converted into (a) shares of Common Stock of the Company and (b) warrants (in a customary form, including anti-dilution protection, satisfactory to the Holder) entitling the Holder to purchase shares of Common Stock of the Company at a price of U.S.$1.60 per share for a period of two years (the "Warrants"). The number of shares of Common Stock into which this Debenture shall be converted (the "Conversion Shares") shall be the quotient obtained by dividing the aggregate outstanding principal amount of this Debenture by U.S.$0.80. The number of Warrants which the Holder shall receive in addition to the Conversion Shares shall be the quotient obtained by dividing the aggregate principal amount of this Debenture by U.S.$3.20. The Company covenants with the Holder that it will not issue any securities until the completion of the Plan of Arrangement Transaction (other than in connection with the consummation of the Plan of Arrangement Transaction).

          3.2  Conversion  Procedure. If this Debenture is converted pursuant to
               ---------------------
Section 3.1, written notice shall be delivered by the Company to the Holder of this Debenture at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice, notifying the Holder of the conversion to be effected, specifying the conversion price, the principal amount of the Debenture to be converted, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, this Debenture.

          3.3  Delivery  of  Stock  Certificates.  After  the conversion of this
               ---------------------------------
Debenture in conformity with the provisions of this Section 3 and upon the surrender of this Debenture at the office of the Company, the Company shall issue and deliver to the Holder of this Debenture within five business days a certificate or certificates for the number of full shares of common stock issuable upon such conversion.

          3.4  Mechanics  and  Effect  of  Conversion.  No  fractional shares of
               --------------------------------------
Common Stock shall be issued upon conversion of this Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Debenture, the Company shall pay to the Holder the amount of outstanding principal that is not so converted. Upon delivery of the shares of Common Stock and the cash in lieu of fractional shares due as a result of the conversion of this Debenture, the Company shall be forever released from all its obligations and liabilities under this Debenture.

          3.5  Security.  The  full  amount  of  the Debentures are secured by a
               --------
general security interest under a General Security Agreement (the "Security Agreement"), dated as of March 21, 2002, between the Company and the Debenture holders from time to time signatory thereto, with such security interest granted for the ratable benefit of the holders of the Debentures. Reference is hereby made to the Security Agreement for a statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Debenture. The Company shall not, directly or indirectly create, permit or suffer to exist, and shall defend the Collateral against and take such further action as is necessary to remove any Liens (excluding Permitted Encumbrances) on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

          3.6  Payment  Upon Maturity. If this Debenture is not converted but is
               ----------------------
paid at the Maturity Date, any such payment of the principal amount of this Debenture shall be accompanied by payment of an amount equal to 10% of the outstanding principal amount of this Debenture.

          4.   Successors.  Subject to the restrictions on transfer described in
               ----------
Section6 below, the rights and obligations of the Company and the Holder of this Debenture shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

          5.   Waiver  and  Amendment.  Any  provision  of this Debenture may be
               ----------------------
amended, waived or modified upon the written consent of the Company and the Holder.

          6.   Transfer  of  This  Debenture.  This  Debenture  is  transferable
               -----------------------------
without the prior written consent of the Company.

          7.   Treatment  of  Debenture.  To  the  extent  permitted by Canadian
               ------------------------
generally accepted accounting principles, the Company shall treat, account and report the Debenture as debt and not equity for accounting purposes and with respect to any returns filed with federal, provincial, state or local tax authorities.

          8.   Notices,  etc.  All  notices and other communications required or
               -------------
permitted hereunder shall be in writing and shall be delivered personally if a receipt is obtained, by facsimile or by overnight delivery service with a service that customarily obtains a receipt for delivery, addressed: (i) if to the Holder, at such address as the Holder shall have furnished to the Company; or (ii) if to the Company, at its address set forth above to the attention of the chief financial officer, or at such other address as the Company shall have furnished to each such holder in writing.

          9.   No  Stockholder Rights. Nothing contained in this Debenture shall
               ----------------------
be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Debenture or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Debenture shall have been converted.

          10.  Optional  Redemption.  This  Debenture shall be redeemable at the
               --------------------
option of the Holder hereof for the full principal amount at any time from and after July 31, 2002.

          11.  Waiver  of Presentment. The Company waives presentment and demand
               ----------------------
for payment, notice of dishonor, protest and notice of protest of this Debenture.

          12.  Interest Act. To the extent that the amount payable upon maturity
               -------------
pursuant to Section 3.6 constitutes interest, for purposes of disclosure pursuant to the Interest Act (Canada), such amount is equivalent to 10% multiplied by the number of days between the date hereof and the Maturity Date and divided by 365 days.

          13.  Judgment  Currency.
               ------------------

               (a) If, for the purpose of enforcing judgment against the Company in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 13 referred to as "Judgment Currency") an amount due under this Convertible Secured Debenture in any currency (the "Obligation Currency") other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the business day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion being made pursuant to this Section 13 being hereinafter in this Section 13 referred to as the "Judgment Conversion Date").

               (b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 13, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt of the amount due in immediately available funds, the Company shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

Any amount due from the Company under this Section 12(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Convertible Secured Debenture.

               (c) The term "rate of exchange" in this Section 12 means the rate of exchange the Holder hereof would, on the relevant date at or about 12:00 noon (Toronto time), be prepared to sell Canadian Dollars or US Dollars, as the case may be, against the Judgment Currency,

          14.  Governing  Law.  This Agreement shall be governed in all respects
               --------------
by the laws of the State of New York applicable to contracts executed and to be performed entirely within such state. Each of the parties agrees that any legal action or proceeding with respect to this Debenture may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Debenture, each party hereby irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Debenture. Each of the parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Debenture brought in the courts referred to in the preceding sentence. Each party consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth above and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 11 shall affect or eliminate any right to serve process in any other matter permitted by law.

          15.  Headings;  References.  All  headings  used  herein  are used for
               --------
convenience only and shall not be used to construe or interpret this Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

          IN WITNESS WHEREOF, the Company has duly caused this Debenture to be signed by its duly authorized officer and to be dated as of the date first above written.


                                              INTERNATIONAL PURSUIT CORPORATION

                                              By: /s/ Ross W. Francis
                                                 -------------------------------
                                                 Name:  Ross W. Francis
                                                 Title: Director